                                                                    EXHIBIT 10.1

================================================================================
                                          PUBLISHED CUSIP NUMBER: ______________

                           THIRD AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           Dated as of August 19, 2004

                                      among

                                  OAKLEY, INC.,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                           as Agent, Swing Line Lender

                                       and

                                   L/C Issuer,

                                       and

                         THE OTHER LENDERS PARTY HERETO

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                                TABLE OF CONTENTS

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Section 1. DEFINITIONS AND ACCOUNTING TERMS........................................................      1

         1.1      Defined Terms....................................................................      1

         1.2      Other Interpretive Provisions....................................................     19

         1.3      Accounting Terms.................................................................     20

         1.4      Rounding.........................................................................     20

         1.5      References to Agreements and Laws................................................     20

         1.6      Times of Day.....................................................................     20

         1.7      Letter of Credit Amounts.........................................................     20

Section 2. THE COMMITMENTS AND CREDIT EXTENSIONS...................................................     20

         2.1      Committed Loans..................................................................     20

         2.2      Borrowings, Conversions and Continuations of Committed Loans.....................     21

         2.3      Letters of Credit; Bankers' Acceptances..........................................     22

         2.4      Swing Line Loans.................................................................     28

         2.5      Prepayments......................................................................     30

         2.6      Termination or Reduction of Commitments..........................................     31

         2.7      Repayment of Loans...............................................................     31

         2.8      Interest.........................................................................     31

         2.9      Fees.............................................................................     32

         2.10     Computation of Interest and Fees.................................................     32

         2.11     Evidence of Debt.................................................................     33

         2.12     Payments Generally...............................................................     33

         2.13     Sharing of Payments..............................................................     34

Section 3. TAXES, YIELD PROTECTION AND ILLEGALITY..................................................     35

         3.1      Taxes............................................................................     35

         3.2      Illegality.......................................................................     36

         3.3      Inability to Determine Rates.....................................................     37

         3.4      Increased Cost and Reduced Return; Capital Adequacy..............................     37

         3.5      Compensation for Losses..........................................................     37

         3.6      Matters Applicable to all Requests for Compensation..............................     38

         3.7      Mitigation Obligations; Replacement of Lenders...................................     38

         3.8      Survival.........................................................................     38

Section 4. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS...............................................     38

         4.1      Conditions of Initial Credit Extension...........................................     38

         4.2      Conditions to all Credit Extensions..............................................     40

Section 5. BORROWER'S REPRESENTATIONS AND WARRANTIES...............................................     40
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                                TABLE OF CONTENTS
                                   (continued)

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         5.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries....     40

         5.2      Authorization of Borrowing, etc..................................................     41

         5.3      Financial Condition..............................................................     42

         5.4      No Material Adverse Change.......................................................     42

         5.5      Title to Properties; Liens.......................................................     42

         5.6      Litigation; Adverse Facts........................................................     42

         5.7      Payment of Taxes.................................................................     43

         5.8      Performance of Agreements........................................................     43

         5.9      Governmental Regulation..........................................................     43

         5.10     Securities Activities............................................................     43

         5.11     Employee Benefit Plans...........................................................     43

         5.12     Certain Fees.....................................................................     43

         5.13     Environmental Compliance.........................................................     44

         5.14     Employee Matters.................................................................     44

         5.15     Solvency.........................................................................     44

         5.16     Disclosure.......................................................................     44

         5.17     Compliance with Laws.............................................................     44

         5.18     Insurance........................................................................     44

         5.19     Intellectual Property; Licenses, Etc.............................................     44

         5.20     Rights in Collateral; Priority of Liens..........................................     45

Section 6. BORROWER'S AFFIRMATIVE COVENANTS........................................................     45

         6.1      Financial Statements and Other Reports...........................................     45

         6.2      Corporate Existence, etc.........................................................     47

         6.3      Payment of Taxes and Claims; Tax Consolidation...................................     47

         6.4      Maintenance of Properties; Insurance.............................................     48

         6.5      Books and Records; Inspection; Lender Meeting....................................     48

         6.6      Compliance with Laws and Contractual Obligations.................................     48

         6.7      Environmental Compliance and Disclosure..........................................     48

         6.8      Material Subsidiaries............................................................     49

         6.9      Additional Guarantor Documents...................................................     49

         6.10     Additional Foreign Subsidiary Pledge Documents...................................     50

         6.11     Use of Proceeds..................................................................     50

Section 7. BORROWER'S NEGATIVE COVENANTS...........................................................     50

         7.1      Indebtedness.....................................................................     50

         7.2      Liens and Related Matters........................................................     51
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                                TABLE OF CONTENTS
                                   (continued)

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         7.3      Investments; Joint Ventures......................................................     52

         7.4      Contingent Obligations...........................................................     53

         7.5      Financial Covenants..............................................................     54

         7.6      Restriction on Fundamental Changes; Asset Sales and Acquisitions.................     54

         7.7      Sales and Lease-Backs............................................................     55

         7.8      Sale or Discount of Receivables..................................................     55

         7.9      Transactions with Principal Shareholder and Affiliates...........................     55

         7.10     Conduct of Business..............................................................     56

         7.11     Fiscal Year......................................................................     56

Section 8. EVENTS OF DEFAULT AND REMEDIES..........................................................     56

         8.1      Events of Default................................................................     56

         8.2      Remedies Upon Event of Default...................................................     58

         8.3      Application of Funds.............................................................     58

Section 9. AGENT...................................................................................     59

         9.1      Appointment and Authorization of Agent...........................................     59

         9.2      Delegation of Duties.............................................................     59

         9.3      Liability of Agent...............................................................     60

         9.4      Reliance by Agent................................................................     60

         9.5      Notice of Default................................................................     60

         9.6      Credit Decision; Disclosure of Information by Agent..............................     60

         9.7      Indemnification of Agent.........................................................     61

         9.8      Agent in its Individual Capacity.................................................     61

         9.9      Successor Agent..................................................................     61

         9.10     Agent May File Proofs of Claim...................................................     62

         9.11     Guaranty Matters.................................................................     62

         9.12     Collateral Matters...............................................................     62

Section 10. MISCELLANEOUS..........................................................................     63

         10.1     Amendments, Etc..................................................................     63

         10.2     Notices and Other Communications; Facsimile Copies...............................     64

         10.3     No Waiver; Cumulative Remedies...................................................     65

         10.4     Attorney Costs, Expenses and Taxes...............................................     66

         10.5     Indemnification by Borrower......................................................     66

         10.6     Payments Set Aside...............................................................     66

         10.7     Successors and Assigns...........................................................     67

         10.8     Confidentiality..................................................................     69
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                                TABLE OF CONTENTS
                                   (continued)

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10.9     Set-off..........................................................................     69

10.10    Interest Rate Limitation.........................................................     70

10.11    Replacement of Lenders...........................................................     70

10.12    Counterparts.....................................................................     70

10.13    Integration......................................................................     70

10.14    Survival of Representations and Warranties.......................................     70

10.15    Severability.....................................................................     71

10.16    Governing Law; Submission to Jurisdiction........................................     71

10.17    Waiver of Right to Trial by Jury.................................................     71

10.18    USA PATRIOT Act Notice...........................................................     71

10.19    Time of the Essence..............................................................     72
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                                      -iv-

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SCHEDULES

      2.1   Commitments and Pro Rata Shares

      5.1   Subsidiaries, Capital Stock, Ownership

      7.1   Existing Indebtedness

      7.2   Existing Liens

      7.3   Existing Investments

      7.9   Affiliate Transactions

      10.2  Agent's Office, Certain Addresses for Notices

EXHIBITS

      A     Form of Committed Loan Notice

      B     Form of Swing Line Loan Notice

      C     Form of Revolving Note

      D     Form of Compliance Certificate

      E     Form of Assignment and Assumption Agreement

      F     Form of Domestic Subsidiary Guaranty

      G     Form of Collateral Account Agreement

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

      THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") is entered into as of August 19, 2004, by and among OAKLEY, INC., a Washington corporation ("BORROWER"), each lender from time to time party hereto (collectively, "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Agent, Swing Line Lender and L/C Issuer.

                                    RECITALS

      WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of August 25, 1998 (as amended as of the date hereof, the "EXISTING CREDIT AGREEMENT"), certain financial institutions, including certain of the Lenders, extended certain credit facilities to Borrower for working capital, capital expenditures, permitted acquisitions and other general corporate purposes;

      WHEREAS, Bazooka Inc., Oakley Sales Corp., Oakley Direct, Inc. and additional Subsidiaries that may become Guarantors in the future will be benefited by the making of the Loans hereunder and are therefore willing to guarantee all of the Obligations;

      WHEREAS, Borrower is willing to pledge 100% of the stock of Oakley Denmark, 65% of the ownership interest in the ORAs and 65% (or 100% if no material adverse Tax consequences will be caused as a result thereof) of any other existing or future Foreign Subsidiaries that are Material Subsidiaries (except Oakley Europe) to secure the Obligations;

      WHEREAS, Borrower, Agent and Lenders desire to amend and restate the Existing Credit Agreement;

      WHEREAS, Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to amend and restate the Existing Credit Agreement as follows:

SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS

      1.1   DEFINED TERMS.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "ACCEPTANCE CREDIT" means a commercial Letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

      "ACCEPTANCE DOCUMENTS" means such general acceptance agreements, applications, certificates and other documents as the L/C Issuer may require in connection with the creation of Bankers' Acceptances.

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by Agent.

      "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to

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vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "AGENT'S OFFICE" means Agent's address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as Agent may from time to time notify Borrower and Lenders.

      "AGENT-RELATED PERSONS" means Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "AGGREGATE COMMITMENTS" means the Commitments of all Lenders.

      "AGREEMENT" means this Credit Agreement.

      "APPLICABLE RATE" means a per annum rate equal to:

      (a)   with respect to Base Rate Committed Loans, the Base Rate minus
            0.25%;

      (b) with respect to Eurodollar Rate Committed Loans, the Eurodollar Rate plus 0.75%;

      (c)   with respect to the commitment fee 0.20%; and

      (d)   with respect to Swing Line Loans, the Base Rate minus 0.20%.

      "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

      "ASSET SALE" means the sale or other disposition (whether voluntary or involuntary) by Borrower or any of its Subsidiaries to any Person other than Borrower or any of its Wholly-Owned Subsidiaries of any assets (whether tangible or intangible, including capital stock of Subsidiaries) of Borrower or any of its Subsidiaries outside the ordinary course of business; provided that cash distributions by Borrower in respect of its outstanding capital stock shall not be deemed "ASSET SALES" for the purposes of this Agreement.

      "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit E.

      "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

      "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.6, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C-BA Credit Extensions pursuant to Section 8.2.

      "BA CREDIT EXTENSION" means, with respect to any Bankers' Acceptance, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "BANK OF AMERICA" means Bank of America, N.A. and its successors.

      "BANKERS' ACCEPTANCE" or "BA" means shall mean a time draft, drawn by Borrower and accepted by the L/C Issuer upon presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.3 hereof, in the standard form for bankers' acceptances of such L/C Issuer and shall include Existing Bankers' Acceptances.

      "BANKERS' ACCEPTANCE OUTSTANDINGS" means as of the date of determination, the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuers under all then outstanding Bankers' Acceptances, plus the aggregate amount of all payments made by L/C Issuers under Bankers' Acceptances and not theretofore reimbursed by Borrower.

      "BARTER" means Barter Optical, Inc., a Washington corporation.

      "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "PRIME RATE." The "PRIME RATE" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "BASE RATE COMMITTED LOAN" means a Committed Loan that is a Base Rate
Loan.

      "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

      "BAZOOKA" means Bazooka, Inc., a Washington corporation.

      "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

      "BORROWER COMMON STOCK" means the common stock of Borrower, par value $.01 per share.

      "BORROWING" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included (or should be included) in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries.

      "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

      "CASH COLLATERAL" means the cash deposited with the Agent as collateral when the Borrower Cash Collateralizes L/C-BA Obligations.

      "CASH COLLATERALIZE" has the meaning specified in Section 2.3(g).

      "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any

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agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's and (vi) in the case of funds held by any Foreign Subsidiary (a) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof), (b) investments of the type and maturity described in clauses (i) through (v) above of foreign obligors, which investments or obligors (or the direct or indirect parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) investments of the type and maturity described in clause (i) through (v) above of foreign obligors (or the direct or indirect parents of such obligors) which investments or obligors (or the direct or indirect parents of such obligors) are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of Borrower or its Subsidiaries, comparable in investment quality to such investment and obligors (or the direct or indirect parent of such obligors), such investments under this clause (c) not to exceed an aggregate amount of $250,000.

      "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "CHANGE OF CONTROL" means, the Principal Shareholder shall cease to beneficially own and control (directly or indirectly) at least 25% of the issued and outstanding shares of capital stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower, or any person (as such term is used in Section 13(d) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) other than the Principal Shareholder acquires a beneficial ownership (as defined in Rule 13d under the Exchange Act) of equal to or greater than 25% of the issued and outstanding shares of capital stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower.

      "CLOSING DATE" means the first date all the conditions precedent in
Section 4.1 are satisfied or waived in accordance with Section 10.1.

      "CODE" means the Internal Revenue Code of 1986.

      "COLLATERAL" shall mean any and all assets and rights and interests in or to property of Borrower and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

      "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

      "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Borrower and Agent on the Closing Date, substantially in the form of Exhibit G annexed hereto, pursuant to which Borrower may pledge cash to Agent to secure the obligations of Borrower to reimburse L/C Issuer for payments made under one or more Letters of Credit or Bankers' Acceptances as provided in Section 2.3(g), as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

      "COLLATERAL DOCUMENTS" means the Domestic Pledge Agreement, the Foreign Pledge Agreements and any other Pledge Agreement executed and delivered pursuant to Section 6.8 and Section 6.10 and the Collateral Account Agreement.

      "COMMITMENT" means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.1, (b) purchase participations in L/C-BA Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

      "COMMITTED LOAN" has the meaning specified in Section 2.1.

      "COMMITTED LOAN NOTICE" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "COMPENSATION PERIOD" has the meaning specified in Section 2.12(c)(ii).

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

      "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, Net Income plus Non-Operating Charges to the extent such Non-Operating Charges have reduced Net Income, provided that the sum of all such Non-Operating Charges for the duration of this Agreement shall not exceed $10,000,000 in the aggregate and that such Non-Operating Charges shall not be added back for more than two fiscal quarters. The Borrower shall designate from time to time each fiscal quarter as to which it elects that such Non-Operating Charges shall be added back into Net Income. Once Borrower makes such an election, the election is irrevocable, and the Non-Operating Charges in the fiscal quarter elected shall thereafter be added back to the Net Income earned in the elected fiscal quarter subject to the limitations set forth above.

      "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Adjusted Net Income, (ii) Interest Expense,
(iii) provisions for taxes, if any, based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) non-cash charges reducing net income (excluding any charge constituting an extraordinary item or any such charge which requires an accrual of or a reserve for charges for any future period); less other non-cash items increasing net income, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

      "CONSOLIDATED FIXED CHARGES" means, for any period, (without duplication) the sum of (i) gross Interest Expense payable in cash during such period, and
(ii) scheduled principal payments during such period in respect of Indebtedness (including, without limitation, such payments in respect of Capital Leases), all for Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected, in whole or in part, against loss in respect thereof (excluding, however, any contingent liability under any customary indemnity or warranty provided under any asset sale agreement), (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Swap Contracts. Subject to the parenthetical clause set forth in clause
(i) above, Contingent Obligations shall
include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

      "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "CONTROL" has the meaning specified in the definition of "AFFILIATE."

      "CREDIT EXTENSION" means each of the following: (a) a Borrowing, and (b) an L/C-BA Credit Extension.

      "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "DEFAULT RATE" means (a) when used with respect to Obligations other than L/C-BA Fees an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to L/C-BA Fees, shall equal the L/C-BA Fee plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

      "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C-BA Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "DOLLAR" and "$" mean lawful money of the United States.

      "DOMESTIC PLEDGE AGREEMENT" means that certain pledge under U.S. law executed by the Borrower pledging (i) 100% of its equity ownership of Oakley Denmark and (ii) 65% of its ownership of the ORAs, as Collateral in support of the Obligations as amended, supplemented or otherwise modified from time to time.

      "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

      "DOMESTIC SUBSIDIARY GUARANTY" means the Guaranty executed and delivered by the Guarantors pursuant to Section 6.9, substantially in the form of Exhibit F annexed hereto

      "ELIGIBLE ASSIGNEE" has the meaning specified in Section 10.7(g).

      "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

      "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

      "EURODOLLAR BASE RATE" has the meaning specified in the definition of Eurodollar Rate.

      "EURODOLLAR RATE" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

                                       Eurodollar Base Rate
             Eurodollar Rate = ------------------------------------
                               1.00 - Eurodollar Reserve Percentage

      Where,

      "EURODOLLAR BASE RATE" means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%):

      (a) the rate per annum equal to the rate determined by Agent to be the London interbank offered rate that appears on Page 3750 of the Telerate screen (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

      (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

      (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

      "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "EURODOLLAR RATE LOAN" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

      "EVENT OF DEFAULT" has the meaning specified in Section 8.1.

      "EXCLUDED TAXES" means, with respect to the Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.11), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.1(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.1(a).

      "EXECUTIVE OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary and the Chief Operating Officer of Borrower.

      "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals hereto.

      "EXISTING LETTERS OF CREDIT" means all letters of credit outstanding under the Existing Credit Agreement as of the date hereof.

      "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) owned, leased, operated or used by Borrower or any of its Subsidiaries.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

      "FISCAL YEAR" means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

      "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FOREIGN PLEDGE AGREEMENTS" mean collectively (i) that certain pledge under Danish law executed by the Borrower pledging 100% of its equity ownership of Oakley Denmark as Collateral in support of the Obligations as amended, supplemented or otherwise modified from time to time, and (ii) that certain pledge under French law executed by the Borrower pledging 65% of its ownership interest in the ORAs as Collateral in support of the Obligations as amended, supplemented or otherwise modified from time to time.

      "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "FUNDED DEBT" means (a) all Indebtedness of Borrower and its Subsidiaries (excluding any Indebtedness owed to Borrower or any of its Subsidiaries), and
(b) without duplication of Indebtedness under clause (a) of this definition, Contingent Obligations of the type described in clauses (i) and (ii) of the definition of "Contingent Obligation," but excluding commercial Letters of Credit; provided that Funded Debt shall exclude Contingent Obligations owed to the Borrower or its Subsidiaries.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

      "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "GUARANTOR" and "GUARANTORS" means Bazooka Inc., Oakley Sales Corp., Oakley Direct, Inc. and any Person that, upon becoming a Material Subsidiary that is a Domestic Subsidiary or a Guarantor Foreign Subsidiary after the Closing Date, executes a guaranty in favor of the Lenders or a counterpart of the Domestic Subsidiary Guaranty in accordance with the provisions of Section 6.8.

      "GUARANTOR FOREIGN SUBSIDIARY" means a Foreign Subsidiary of the Borrower that may execute a Guaranty without causing material adverse Tax consequences for the Borrower.

      "GUARANTY" or "GUARANTIES" means the Domestic Subsidiary Guaranty and any additional guaranty pursuant to which the Guarantors shall guaranty the Obligations, as such Guaranties may hereafter be amended, supplemented or otherwise modified from time to time.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HONOR DATE" has the meaning specified in Section 2.3(c)(i).

      "HOSTILE ACQUISITION" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

      "ICC" has meaning specified in Section 2.3(h).

      "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Swap Contracts constitute Contingent Obligations and not Indebtedness.

      "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.5.

      "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

      "INDEMNITEES" has the meaning specified in Section 10.5.

      "INFORMATION" has the meaning specified in Section 10.8.

      "INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Contracts.

      "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

      "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c)   no Interest Period shall extend beyond the Maturity Date.

      "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness of and accounts receivable from that other Person that are not current assets and did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

      "IP RIGHTS" has the meaning specified in Section 5.19.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "ISSUER DOCUMENTS" means with respect to any Letter of Credit or Bankers' Acceptances, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit or Acceptance Credit.

      "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

      "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and, in the case of any Acceptance Credit, shall include the related Acceptance Documents.

      "L/C-BA ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C-BA Borrowing in accordance with its Pro Rata Share.

      "L/C-BA BORROWING" means an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers' Acceptance upon presentation, in each case, which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

      "L/C-BA CREDIT EXTENSION" means, with respect to any Letter of Credit or Bankers' Acceptance, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C-BA EXPIRATION DATE" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "L/C-BA FEE" means, collectively or individually as the context may indicate, the fees with respect to Letters of Credit and/or Bankers' Acceptances described in Section 2.3(i).

      "L/C-BA OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit, plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuer under all the then outstanding Bankers' Acceptances, plus the aggregate of all Unreimbursed Amounts, including all L/C-BA Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "L/C-BA SUBLIMIT" means an amount equal to $5,000,000 with respect to standby Letters of Credit and $75,000,000 with respect to commercial Letters of Credit. The L/C-BA Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit and Bankers' Acceptances hereunder, or any successor issuer of Letters of Credit or Bankers' Acceptances hereunder.

      "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and Swing Line Lender.

      "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

      "LETTER OF CREDIT" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "LEVERAGE RATIO" means, as of any date of determination, the ratio of Funded Debt as of such date to Consolidated EBITDA for the four fiscal quarters ending on or immediately prior to such date.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

      "LOAN" means an extension of credit by a Lender to Borrower under Section 2 in the form of a Committed Loan or a Swing Line Loan.

      "LOAN DOCUMENTS" means this Agreement, each Note, each Issuer Document, each Collateral Document, each Negative Pledge Agreement, and each Guaranty.

      "LOAN PARTY" means each of Borrower and each Person (other than Agent, the L/C Issuer, the Swing Line Lender, or any Lender) executing a Loan Document including, without limitation, each Guarantor, and "LOAN PARTIES" means all such Persons, collectively.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "MATERIAL SUBSIDIARY" means, as of any date, any Subsidiary of Borrower that (i) has a net worth (excluding in the determination thereof any intercompany Indebtedness) of at least 10% of the consolidated net worth of Borrower and its Subsidiaries as of the last day of the most recently ended fiscal quarter of Borrower or (ii) has annual revenues (or annualized revenues in the case of any Person that has not been a Subsidiary of Borrower for a full year) of at least 10% of the consolidated annual revenues of Borrower and its Subsidiaries as of the most recently ended fiscal quarter of Borrower, or (iii) has annual net income (or annualized net income in the case of any Person that has not been a Subsidiary of Borrower for a full year) of at least 10% of the consolidated annual net income of Borrower and its Subsidiaries as of the most recently ended fiscal quarter of Borrower.

      "MATURITY DATE" means September 1, 2007.

      "MAXIMUM RATE" has the meaning specified in Section 10.10.

      "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "NEGATIVE PLEDGE AGREEMENTS" mean (i) that certain Negative Pledge Agreement dated as of August __, 2004, by and between Oakley Denmark and Agent, and (ii) that certain Negative Pledge Agreement dated as of August __, 2004, by and between Oakley Holding and Agent. Each individually, a "NEGATIVE PLEDGE AGREEMENT".

      "NET INCOME" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than Borrower or any of its Subsidiaries) in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or such Subsidiary by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or, in the case of a Person that is not a Subsidiary, the date such Person is merged into or consolidated with Borrower or any Subsidiary or such Person's assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

      "NON-EXTENSION NOTICE DATE" has the meaning specified in Section
2.3(b)(iv).

      "NON-OPERATING CHARGES" means, for any period, restructuring charges, charges in connection with dispositions of assets or lines of business, charges relating to legal judgments (net of insurance proceeds), charges related to acquisitions, and charges relating to expropriations of assets by foreign governments, all for Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "NOTE" means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

      "OAKLEY DENMARK" means Oakley Denmark, a Danish corporation.

      "OAKLEY EUROPE" means Oakley Europe, SNC, a French corporation.

      "OAKLEY HOLDING" means Oakley Holding, SAS, a French societe anonyme simplifiee.

      "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Bankers' Acceptance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, treasurer or controller; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

      "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

      "ORAS" means the Obligations Remboursables en Actions in an original amount of (euro)40,000,000 issued pursuant to that certain Subscription Agreement dated May 17, 2002, by and between Oakley Holding as "issuer", and Oakley Denmark as "subscriber", which interests have been contributed and assigned by Oakley Denmark to Borrower.

      "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "OUTSTANDING AMOUNT" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C-BA Obligations on any date, the amount of such L/C-BA Obligations on such date after giving effect to any L/C-BA Credit Extension occurring on such date and any other changes in the aggregate amount of the

L/C-BA Obligations as of such date, including as a result of any reimbursements of amounts paid under Bankers' Acceptances or outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "PARTICIPANT" has the meaning specified in Section 10.7(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "PERMITTED ACQUISITION" means the acquisition of a business (whether through the purchase of assets or of shares of capital stock) by Borrower or one of its Subsidiaries (i) which is not a Hostile Acquisition, (ii) which is in a line of business related to the lines of business of Borrower and its Subsidiaries, (iii) for total consideration (including without limitation, cash purchase price, deferred or financed purchase price and the assumption of Indebtedness and other liabilities) when aggregated with the consideration for all other Permitted Acquisitions, does not exceed $40,000,000 in any twelve-month period or $80,000,000 in the aggregate during the term of this Agreement, (iv) at a time at which no Event of Default or Default shall exist or shall occur as a result of giving effect to such proposed acquisition and (v) with respect to which for the four fiscal quarters most recently ended prior to the acquisition date, the target shall have a positive Consolidated EBITDA, with pro forma adjustments reasonably acceptable to Agent.

      "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

            (i) Liens for Taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.3;

            (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (iv) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

            (v) leases, subleases or licenses granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

            (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

            (vii) any (a) interest or title of a lessor, sublessor or licensor under any lease or license, (b) restriction or encumbrance that the interest or title of such lessor, sublessor or licensor may be subject to, or (c) subordination of the interest of the lessee, sublessee or licensor under such lease to any restriction or encumbrance referred to in the preceding clause (b); provided that any such interest of a lessor, sublessor or licensor does not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

            (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (x) Liens securing reimbursement obligations under commercial Letters of Credit, which Liens encumber documents and other property to be acquired by drawings under such commercial Letters of Credit.

      "PERMITTED TRANSFER RESTRICTIONS" means restrictions or prohibitions on the ability of Borrower or any of its Subsidiaries to grant Liens on, sell or otherwise transfer any of its properties or assets arising (a) under any of the Loan Documents, or any other agreements or contracts in effect on the Closing Date, (b) with respect to a Subsidiary that is not a Subsidiary on the Closing Date, under any agreement in existence at the time such Subsidiary becomes a Subsidiary of Borrower, (c) with respect to any Subsidiary, pursuant to an agreement that has been entered into with respect to the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary permitted under Section 7.6, (d) by operation of applicable laws, (e) with respect to specific property or assets, under leases of, or mortgages and other agreements relating to Liens on, such property or assets (including, without limitation, non-assignment clauses, due-on-sale clauses and clauses prohibiting junior Liens), (f) with respect to patents, copyrights and trademark rights licensed by Borrower or any of its Subsidiaries, pursuant to the applicable licenses relating thereto, and (g) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (a) through (c) and (e) and (f) provided that the terms and conditions of any such agreement are no less favorable taken as a whole to Borrower and its Subsidiaries than those under the agreement so amended, refinanced or replaced.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, Borrower, partnership, Governmental Authority or other entity.

      "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "PLEDGE AGREEMENT" means any pledge agreement executed by the Borrower or any Subsidiary which pledges collateral to the Agent in support of the Obligations.

      "PRINCIPAL SHAREHOLDER" means James H. Jannard, it being agreed (a) that, for the purposes of Section 8.1(k) only, the term "PRINCIPAL SHAREHOLDER" shall include any spouse or descendant of the Principal Shareholder, and any trust, partnership or corporation of which the Principal Shareholder, his spouse, or his descendants are the primary beneficiaries or hold a majority of the interests therein, as the case may be and (b) that no Event of Default shall be deemed to arise under Section 8.1(k) as the result of the merger or liquidation of any of Borrower's Subsidiaries into Borrower or any other Subsidiary of Borrower or the contribution of the stock of any Subsidiary of Borrower to Borrower, in each case to the extent permitted under Section 7.6, provided that no Event of Default would arise under Section 8.1(k) as the result of any changes in the ownership or control of Borrower or the surviving Subsidiary caused by such merger or liquidation.

      "PROCEEDINGS" has the meaning assigned to that term in Section 6.1(i).

      "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C-BA Credit Extensions have been terminated pursuant to Section 8.2, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "REAL ESTATE LOAN" means the Indebtedness of the Borrower secured by a lien on the corporate headquarters of Borrower located at One Icon, Foothill Ranch, California, 92610.

      "REGISTER" has the meaning specified in Section 10.7(c).

      "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), at or from any Facility, including emissions or migration of any Hazardous Material into the air, soil, surface water, groundwater or property.

      "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C-BA Credit Extension, a L/C Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C-BA Credit Extensions have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "SOLVENT" means, with respect to any Person, as of any date, that both (A)
(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SUBORDINATED INDEBTEDNESS" means unsecured Indebtedness of the Borrower, convertible into common stock of the Borrower, subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions, conversion provisions and other material terms in form and substance reasonably satisfactory to the Agent and the Requisite Lenders.

      "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

      "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

      "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "SWING LINE" means the revolving credit facility made available by Swing Line Lender pursuant to Section 2.4.

      "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to
Section 2.4.

      "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "SWING LINE LOAN" has the meaning specified in Section 2.4(a).

      "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to Section 2.4(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of (although uncommitted), and not in addition to, the Aggregate Commitments.

      "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "THRESHOLD AMOUNT" means $1,000,000.

      "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C-BA Obligations.

      "TYPE" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "UNITED STATES" and "U.S." mean the United States of America.

      "UNREIMBURSED AMOUNT" has the meaning specified in Section 2.3(c)(i).

      "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, any Subsidiary of such Person that is, directly or indirectly, wholly-owned by such Person, it being agreed and understood that directors' qualifying shares shall be disregarded in determining whether a Subsidiary is wholly-owned.

      1.2   OTHER INTERPRETIVE PROVISIONS.

      With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                        (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                        (iii) The term "including" is by way of example and not limitation.

                        (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.3   ACCOUNTING TERMS.

            (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.4   ROUNDING.

      Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.5   REFERENCES TO AGREEMENTS AND LAWS.

      Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      1.6 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

      1.7   LETTER OF CREDIT AMOUNTS.

      Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

SECTION 2.  THE COMMITMENTS AND CREDIT EXTENSIONS

      2.1 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "COMMITTED LOAN") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C-BA

Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.2   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

            (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower's irrevocable notice to Agent which may be delivered by telephone provided that a written Committed Loan Notice is received by Agent on the requested date of such Borrowing. Each such notice must be received by Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $10,000 in excess thereof. Except as provided in Sections 2.3(c) and 2.4(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $10,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business
      Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

            (b) Following receipt of a Committed Loan Notice, Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Agent in immediately available funds at Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Borrower, there are L/C-BA Borrowings outstanding, then the proceeds of such Borrowing first, shall be applied, to the payment in full of any such L/C-BA Borrowings, and second, shall be made available to Borrower as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

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

            (d) Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by Agent shall be conclusive in the absence of manifest error.

            (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Committed Loans.

      2.3   LETTERS OF CREDIT; BANKERS' ACCEPTANCES.

            (a)   THE LETTER OF CREDIT - BANKERS' ACCEPTANCE COMMITMENT.

                        (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the earlier to occur of the L/C-BA Expiration Date or the termination of the Availability Period, to issue Letters of Credit for the account of Borrower, and to amend or extend Letters of Credit or Bankers' Acceptances previously issued by it, in accordance with subsection (b) below, (2) to honor drawings under the Letters of Credit; and (3) with respect to Acceptance Credits, to create Bankers' Acceptances in accordance with the terms thereof and hereof, and (B) the Lenders severally agree to participate in Letters of Credit and Bankers' Acceptances issued for the account of Borrower and any drawings thereunder; provided that after giving effect to any L/C-BA Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C-BA Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, (y) the Outstanding Amount of the L/C-BA Obligations shall not exceed the L/C-BA Sublimit, and (z) as to Acceptance Credits, the Bankers' Acceptance created or to be created thereunder shall not be an eligible bankers' acceptance under Section 3 of the Federal Reserve Act (12 U.S.C. Section
      372). Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C-BA Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                        (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                  (a) subject to Section 2.3(b)(iv), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date, or the maturity date of any Bankers' Acceptance issued under any requested Acceptance Credit would occur more than twelve months after the date of issuance;

                  (b) the expiration date of such requested Letter of Credit or the maturity date of any Bankers' Acceptance issued under such requested Letter of Credit would occur after the L/C-BA Expiration Date, unless all the Lenders have approved such expiry date; or

                  (c) any commercial Letter of Credit having an expiration date later than the date which is 180 days from the date of issuance of such commercial Letter of Credit or that is otherwise unacceptable to the L/C Issuer in its reasonable discretion.

                        (iii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                  (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit or any related Bankers' Acceptance, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit or related bankers' acceptances generally or such Letter of Credit or any related Bankers' Acceptance in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit or related Bankers' Acceptance any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (b) the issuance of such Letter of Credit or Bankers' Acceptance would violate any Laws or one or more policies of the L/C Issuer or the creation of any related Bankers' Acceptance would cause the L/C Issuer to exceed the maximum amount of outstanding bankers' acceptances permitted by law;

                  (c) except as otherwise agreed by Agent and the L/C Issuer, such Letter of Credit or related Bankers' Acceptance is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

                  (d) such Letter of Credit is to be denominated in a currency other than Dollars;

                  (e)   a default of any Lender's obligations to fund under
            Section 2.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender;

                  (f) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

                        (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                        (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT AND BANKERS' ACCEPTANCES; EXTENSION LETTERS OF CREDIT.

                        (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Application must be received by the L/C Issuer and Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may require.

                        (ii) Promptly after receipt of any L/C Application at the address set forth in Section 10.2 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such L/C Application from Borrower and, if not, the L/C Issuer will provide Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Section 4 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit. Immediately upon the creation of each Bankers' Acceptance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Bankers' Acceptance in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Bankers' Acceptance.

                        (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

                        (iv) If Borrower so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "AUTO-EXTENSION LETTER OF CREDIT"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NON-EXTENSION NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C-BA Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from Agent that the Required Lenders have elected not to permit such extension or (2) from Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

            (c)   DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

                        (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents, under such Letter of

      Credit, or any presentation for payment of a Bankers' Acceptance, the L/C Issuer shall notify Borrower and Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit or a Bankers' Acceptance (each such date, an "HONOR DATE"), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing or Bankers' Acceptance, as applicable. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing or payment (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
      Section 4.2 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                        (ii) Each Lender (including Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.3(c)(i) make funds available to Agent for the account of the L/C Issuer at the Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.

                        (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C-BA Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C-BA Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C-BA Borrowing and shall constitute an L/C-BA Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

                        (iv) Until each Lender funds its Committed Loan or L/C-BA Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers' Acceptance, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                        (v) Each Lender's obligation to make Committed Loans or L/C-BA Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit and payments made on Bankers' Acceptances, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 4.2 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C-BA Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit or Bankers' Acceptance, together with interest as provided herein.

                        (vi) If any Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

            (d)   REPAYMENT OF PARTICIPATIONS.

                        (i) At any time after the L/C Issuer has made a payment under any Letter of Credit or Bankers' Acceptance and has received from any Lender such Lender's L/C-BA Advance in respect of such payment in accordance with Section 2.3(c), if Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C-BA Advance was outstanding) in the same funds as those received by Agent.

                        (ii) If any payment received by Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

            (e) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and each payment under any Bankers' Acceptance, and to repay each L/C-BA Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                        (i) any lack of validity or enforceability of such Letter of Credit or Bankers' Acceptance, this Agreement, or any other Loan Document;

                        (ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers' Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers' Acceptance or any agreement or instrument relating thereto, or any unrelated transaction;

                        (iii) any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit or Bankers' Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or obtain payment under any Bankers' Acceptance;

                        (iv) any payment by the L/C Issuer under such Letter of Credit or Bankers' Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit or Bankers' Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers' Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law; or

                        (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

      Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto, and each Bankers' Acceptance, that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) ROLE OF L/C ISSUER. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers' Acceptance, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers' Acceptance or L/C Application. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers' Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers' Acceptance presented for payment in strict compliance with its terms and conditions. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or Bankers' Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g) CASH COLLATERAL. Upon the request of Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit or made any payment under any Bankers' Acceptance and such drawing has resulted in an L/C-BA Borrowing, or (ii) if, as of the L/C-BA Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn or any Bankers' Acceptance may for any reason remain outstanding, Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C-BA Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C-BA Borrowing or the L/C-BA Expiration Date, as the case may be). Sections 2.5(c) and 8.2(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C-BA Obligations, cash or deposit account balances pursuant to a Collateral Account Agreement in form and substance satisfactory to Agent and the L/C Issuer (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

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

            (h) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit),
      (i) the rules of the ISP shall apply to each standby Letter of Credit, and
      (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

            (i) L/C-BA FEES. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share a L/C-BA Fee (the "L/C-BA FEE") (i) for each commercial Letter of Credit and each Bankers' Acceptance equal to 0.25% per annum times the aggregated stated amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) or the maximum stated amount of such Bankers' Acceptance, as the case may be, and
      (ii) for each standby Letter of Credit equal to 0.75% per annum times the aggregate stated amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). L/C-BA Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the L/C-BA Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C-BA Fees shall accrue at the Default Rate.

            (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each standby Letter of Credit and each Bankers' Acceptance in the amount equal to the greater of 0.25% per annum times the aggregated stated amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) or the maximum stated amount of such Bankers' Acceptance, as applicable, and $100. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the L/C-BA Expiration Date and thereafter on demand. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit and bankers' acceptances as from time to time in effect. Such individual customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

            (k) CONFLICT WITH ISSUER DOCUMENTS. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

            (l) LETTERS OF CREDIT ISSUED FOR SUBSIDIARIES. Notwithstanding that a Letter of Credit or Bankers' Acceptance is issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit or payments under such Bankers' Acceptance. Borrower hereby acknowledges that the issuance of Letters of Credit of Bankers' Acceptance for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

      2.4   SWING LINE LOANS.

            (a) THE SWING LINE. Subject to the terms and conditions set forth herein, Swing Line Lender agrees to consider in its sole and absolute discretion making loans (each such loan, a "SWING LINE LOAN") to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C-BA Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding

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


      Amount of all L/C-BA Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. The Swing Line is a discretionary, uncommitted facility and Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to Borrower which notice may be given by Swing Line Lender before or after Borrower requests a Swing Line Loan hereunder. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

            (b) BORROWING PROCEDURES. Unless the Swing Line has been terminated or suspended by the Swing Line Lender as provided in subsection
      (a) above, each Swing Line Borrowing shall be made upon Borrower's irrevocable notice to Swing Line Lender and Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Notice, Swing Line Lender will confirm with Agent (by telephone or in writing) that Agent has also received such Swing Line Loan Notice and, if not, Swing Line Lender will notify Agent (by telephone or in writing) of the contents thereof. Unless (x) the Swing Line has been terminated or suspended by the Swing Line Lender as provided in subsection (a) above, or
      (y) the Swing Line Lender has received notice (by telephone or in writing) from Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.4(a), or (B) that one or more of the applicable conditions specified in Section 4 is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds. Lenders agree that Swing Line Lender may agree to modify the borrowing procedures used in connection with the Swing Line in its discretion and without affecting any of the obligations of Lenders hereunder with other than notifying Agent of a Swing Line Loan Notice.

            (c)   REFINANCING OF SWING LINE LOANS.

                        (i) Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2. Swing Line Lender shall furnish Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to Agent in immediately available funds for the account of Swing Line Lender at the Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.4(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Agent shall remit the funds so received to Swing Line Lender.

                        (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.4(c)(i), the request for Base Rate Committed Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender

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

      that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to Agent for the account of Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

                        (iii) If any Lender fails to make available to Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of Swing Line Lender submitted to any Lender (through Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                        (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever,
      (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

            (d)   REPAYMENT OF PARTICIPATIONS.

                        (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by Swing Line Lender.

                        (ii) If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in
      Section 10.6 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender shall pay to Swing Line Lender its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Agent will make such demand upon the request of Swing Line Lender.

            (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.4 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of Swing Line Lender.

            (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to Swing Line Lender.

      2.5   PREPAYMENTS.

            (a) Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any

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

      prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $10,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $10,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Pro Rata Shares.

            (b) Borrower may, upon notice to Swing Line Lender (with a copy to Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Swing Line Lender and Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C-BA Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C-BA Obligations pursuant to this Section 2.5(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

      2.6   TERMINATION OR REDUCTION OF COMMITMENTS.

      Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the L/C-BA Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.7   REPAYMENT OF LOANS.

            (a) Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

            (b) Borrower shall repay to Swing Line Lender each Swing Line Loan on the Maturity Date.

      2.8   INTEREST.

            (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed

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

      Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                        (ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                        (iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                        (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.9   FEES. In addition to certain fees described in subsections (i) and
            (j) of Section 2.3:

            (a) COMMITMENT FEE. Borrower shall pay to Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C-BA Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in
      Section 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears. For purposes of computing the commitment fee, Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments.

            (b) OTHER FEES. Borrower agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between the Borrower and the Agent, including, without limitation, fees to be distributed by Agent to Lenders on the Closing Date.

      2.10  COMPUTATION OF INTEREST AND FEES.

      All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any

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portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

      2.11  EVIDENCE OF DEBT.

            (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

      2.12  PAYMENTS GENERALLY.

            (a) (i) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at the Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

            (ii) On each date when the payment of any principal, interest or fees are due hereunder or under any Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be designated by Borrower in a written notice to Agent from time to time, the "BORROWER ACCOUNT") an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.12(a)(ii) showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower based on their Pro Rata Share for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

            (b) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

            (c) Unless Borrower or any Lender has notified Agent, prior to the date any payment is required to be made by it to Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Agent in immediately available funds, then:

                        (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                        (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Agent to Borrower to the date such amount is recovered by Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon Agent's demand therefor, Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

            (d) If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
      Section 2, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in
      Section 4 are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

            (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13  SHARING OF PAYMENTS.

      If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C-BA Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C-BA Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the purchasing Lender in its

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discretion), such purchase shall to that extent be rescinded and each other
Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 3.  TAXES, YIELD PROTECTION AND ILLEGALITY

      3.1   TAXES.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
      (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

            (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by

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

      applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

            Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and thereafter upon the reasonable request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

      (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

      (ii)  duly completed copies of Internal Revenue Service Form W-8ECI,

      (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

      (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

            (f) Treatment of Certain Refunds. If the Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the L/C Issuer in the event the Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

      3.2   ILLEGALITY.

      If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if

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

such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.5 in accordance with the terms thereof due to such prepayment or conversion. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.3   INABILITY TO DETERMINE RATES.

      If Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof for any reason that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.4   INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

            (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit or Bankers' Acceptances, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and
      (iii) reserve requirements utilized in the determination of the Eurodollar
      Rate), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

            (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      3.5   COMPENSATION FOR LOSSES.

      Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

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

            (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.6 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of Agent or any Lender claiming compensation under this Section 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution methods.

      3.7   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, the Borrower may replace such Lender in accordance with Section 10.11.

      3.8 SURVIVAL. All of Borrower's obligations under this Section 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

SECTION 4.  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.1 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Agent and each of the Lenders:

                        (i) executed counterparts of this Agreement, each Collateral Document and each Guaranty, sufficient in number for distribution to Agent, each Lender and Borrower;

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

                        (ii) a Note executed by Borrower in favor of each Lender requesting a Note;

                        (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                        (iv) such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed including certified copies of each Loan Party's Organization Documents, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                        (v) a favorable opinion of counsel to the Loan Parties acceptable to Agent addressed to Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to Agent;

                        (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                        (vii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.2(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) the Borrower has performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date;

                        (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                        (ix) a duly completed Compliance Certificate dated as of the Closing Date, signed by a Responsible Officer of Borrower;

                        (x) evidence that all commitments under the Existing Credit Agreement have been or concurrently with the Closing Date are being terminated, and all outstanding amounts thereunder paid in full and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

                        (xi) within 30 days after the Closing Date, (i) the Foreign Pledge Agreements and related documents; (ii) originally executed copies of the favorable written opinion of Gorissen Federspiel Kierkegaard, in form and substance reasonably satisfactory to Agent and its counsel, setting forth the opinion that, under Danish law, the pledge of the shares of Oakley Denmark as Collateral is perfected and enforceable, and as to such other matters as Agent acting on behalf of Lenders may reasonably request; and (iii) originally executed copies of the favorable written opinion of Gibson, Dunn & Crutcher LLP, in form and substance reasonably satisfactory to Agent and its counsel, setting forth the opinion that, under French law, the pledge of the ownership interest in the ORAs as Collateral is perfected and enforceable, and as to such other matters as Agent acting on behalf of Lenders may reasonably request; and

                        (xii) such other assurances, certificates, documents, consents or opinions as Agent, the L/C Issuer, Swing Line Lender or the Required Lenders reasonably may require.

            (b) Any fees required to be paid on or before the Closing Date shall have been paid.

            (c) Unless waived by Agent, Borrower shall have paid all Attorney Costs of Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).

            (d) The Closing Date shall have occurred on or before August 31, 2004.

      4.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

            (a) The representations and warranties of Borrower and each other Loan Party contained in Section 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in subsections (i) and (ii) of Section 5.3 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1.

            (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

            (c) Agent and, if applicable, the L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

SECTION 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders to enter into this Agreement and to make the Loans, to induce L/C Issuer to issue Letters of Credit and Bankers' Acceptances and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on the date of each Borrowing and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1   ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
      SUBSIDIARIES.

      (a) Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

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

      (b) Qualification and Good Standing. Borrower is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

      (c) Conduct of Business. Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 7.10.

      (d)   Subsidiaries. All of the Subsidiaries of Borrower are identified in
Schedule 5.1 annexed hereto, as supplemented from time to time subject to the provisions of Section 6.8. The capital stock of each of the Subsidiaries of Borrower identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes margin stock (within the meaning of Regulation U issued by the FRB). Each of the Subsidiaries of Borrower identified in Schedule
5.1 annexed hereto (as so supplemented) is a partnership, corporation or limited liability company, duly formed, incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite partnership, corporate or company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.

      (e) Material Subsidiaries. As of the Closing Date, no Domestic Subsidiary is a Material Subsidiary except Bazooka Inc., Oakley Sales Corp. and Oakley Direct Inc.; and Oakley Denmark, Oakley Europe and Oakley Holding are the only Foreign Subsidiaries that are Material Subsidiaries.

5.2   AUTHORIZATION OF BORROWING, ETC.

      (a) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of each Loan Party.

      (b) No Conflict. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate the Certificate or Articles of Incorporation, Bylaws or charter documents of such Loan Party, (ii) constitute a violation of any provision of any Law or any governmental rule or regulation applicable to any Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, which violation could reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party in a manner that could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

      (c) Consents. The execution, delivery and performance by the Loan Parties of the each of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body in the United States or any other Person.

      (d) Binding Obligation. Each of the Loan Documents to which any Loan Party is a party has been duly executed and delivered by each Loan Party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3   FINANCIAL CONDITION.

      Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the Audited Financial Statements and (ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at March 31, 2004 and the related unaudited consolidated statement of income and cash flows of Borrower and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present the consolidated financial position of the entities described in such financial statements as at the respective dates thereof and the consolidated results of operations and cash flows of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Borrower and its Subsidiaries do not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment (other than any Contingent Obligation permitted under Section 7.4) that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries taken as a whole, as the case may be, other than as permitted by this Agreement, it being agreed that an adverse change in general economic conditions shall not constitute an adverse change in the prospects of Borrower and its Subsidiaries taken as a whole.

5.4   NO MATERIAL ADVERSE CHANGE.

      Since the date of the Audited Financial Statements, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5   TITLE TO PROPERTIES; LIENS.

      Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 5.3 or in the most recent financial statements delivered pursuant to Section 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 7.6. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6   LITIGATION; ADVERSE FACTS.

      There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any or its Subsidiaries or any property of Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of Borrower or any of its Subsidiaries is (i) in violation of any applicable Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7   PAYMENT OF TAXES.

      Except to the extent permitted by Section 6.3, all material tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower or any of its Subsidiaries that is not being actively contested by Borrower or such Subsidiary, as the case may be, in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8   PERFORMANCE OF AGREEMENTS.

      None of Borrower or any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations which default could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

5.9   GOVERNMENTAL REGULATION.

      Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Borrower Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10  SECURITIES ACTIVITIES.

      None of the Borrower or its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.2 or Section 7.6 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.1(e) will be margin stock.

5.11  EMPLOYEE BENEFIT PLANS.

      Borrower and all ERISA Affiliates do not maintain, and are not liable directly or indirectly with respect to, any Employee Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or that provides post-retirement welfare benefits to its employees (other than (i) benefits the full cost of which is borne by employees or their beneficiaries,
(ii) post retirement medical benefits to certain of the Executive Officers of Borrower and members of their immediate families, (iii) benefits that are mandated under applicable Laws or (iv) benefits the cost of which is not material to Borrower).

5.12  CERTAIN FEES.

      No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby.

5.13  ENVIRONMENTAL COMPLIANCE.

      The operations of Borrower and its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with applicable Environmental Laws, and Borrower and its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws that are material and necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Borrower and its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations. To Borrower's knowledge, no Hazardous Materials exist on, under or about any Facility in a manner that is a reasonably likely to expose Borrower or any of its Subsidiaries to any Environmental Liability that could reasonably be expected to have a Material Adverse Effect.

5.14  EMPLOYEE MATTERS.

      There is no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15  SOLVENCY.

      Borrower is and, upon the incurrence of any Obligations by Borrower on any date on which this representation is made, will be, Solvent.

5.16  DISCLOSURE.

      No representation or warranty of Borrower or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement and the Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

      5.17 COMPLIANCE WITH LAWS. Each of Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.18 INSURANCE. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.

      5.19 INTELLECTUAL PROPERTY; LICENSES, ETC.. Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.20 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. Borrower and each other Loan Party own the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties. Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Required Lenders, the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Agent, for the ratable benefit of Agent and Lenders.

SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit and Bankers' Acceptances, unless Required Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

      Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Agent and Lenders:

            (a) Quarterly Financial Statements: as soon as available and in any event within 60 days after the end of the first three fiscal quarters of each Fiscal Year, (i) the quarterly report of Borrower filed with the SEC on Form 10-Q or the financial statements of Borrower that would be required to be filed on Form 10-Q if such Form 10-Q is not filed and (ii) consolidated and consolidating financial statements of the Borrower and its Subsidiaries for the period coinciding with the period addressed by the Form 10-Q or financial statements provided pursuant to clause (i) above, certified by the Chief Financial Officer of Borrower;

            (b) Annual Financial Statements: as soon as available and in any event within 120 days after the end of each Fiscal Year, (i) the Annual Report on Form 10-K of Borrower filed with the SEC on Form 10-K or the Audited Financial Statements of Borrower that would be required to be filed on Form 10-K if such Form 10-K is not filed, (ii) in the case of such consolidated financial statements, a report thereon of Deloitte & Touche or other independent certified public accountants of nationally recognized standing selected by Borrower, which report shall be unqualified and shall state that such consolidated financial statements fairly present the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) consolidating financial statements of the Borrower and its Subsidiaries for the period coinciding with the period addressed by the Form 10-K or financial statements provided pursuant to clause (i) above, certified by the Chief Financial Officer of Borrower;

            (c) Compliance Certificates: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (a) and (b) above, (i) an Officer's Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail, and to the extent they deem appropriate to deliver such Officers' Certificate, of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence at the end of or, to the extent applicable, during such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (ii) a Compliance Certificate demonstrating in reasonable detail compliance during (if applicable) and at the end of the applicable accounting periods with the restrictions contained in Section 7.5;

            (d) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the Audited Financial Statements referred to in Section 5.3, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (a) or (b) of this Section 6.1 will differ in any material respect from the financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (i) if prepared by Borrower's independent certified public accountants, together with the first delivery of financial statements pursuant to subdivision (a) or (b) of this Section 6.1 following such change, consolidated financial statements of Borrower and its Subsidiaries for the current Fiscal Year to the end of the fiscal quarter in which the effective date of such change occurred, prepared on a pro forma basis as if such change had been in effect during such period, and (ii) together with each delivery of financial statements pursuant to subdivision (a) or (b) of this Section
      6.1 following such change, copies of all analyses prepared by Borrower for its internal use due to such change in connection with preparation of its financial statements.

            (e) Accountants' Certification: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivision (b) above, a certificate of the accountants stating that they have reviewed Section 7.5 of this Agreement and stating further whether, in reviewing such Section as part of their audit, they have become aware of any condition or event that then constitutes an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

            (f) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of (i) all draft reports revealing the existence of an Event of Default and (ii) all final reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower or any of its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

            (g) SEC Filings and Press Releases: promptly upon their becoming available, copies of (i) any financial statements, reports, notices and proxy statements sent or made available generally by Borrower or any of its Subsidiaries to its security holders other than the Principal Shareholder, Borrower or a Subsidiary, and (ii) any regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses and current reports on Form 8-K, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority;

            (h) Events of Default, etc.: promptly upon (but not later than five Business Days after) any Executive Officer of Borrower obtaining knowledge (i) of any condition or event that constitutes an Event of Default or Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Default, (ii) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in
      Section 8.1(e), or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower or any of its Subsidiaries, as applicable, has taken, is taking and proposes to take with respect thereto;

            (i) Litigation or Other Proceedings: promptly upon any Executive Officer of Borrower obtaining knowledge of (i) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Borrower to Lenders or (ii) any material development in any Proceeding that, in any case:

                        (a) has a reasonable possibility of giving rise to a Material Adverse Effect;

                        (b) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; or

                        (c) seeks damages in an amount greater than $5,000,000 that is not covered by insurance and that is not subject to a dispute as to whether insurance covers the amounts claimed in the proceeding;

      written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;

            (j) Financial Plans: as soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, commencing with Borrower's 2005 Fiscal Year, a consolidated financial plan and forecast for such Fiscal Year, including without limitation (i) forecasted consolidated balance sheets, forecasted consolidated and consolidating statements of income and forecasted consolidated cash flows of Borrower and its Subsidiaries for such Fiscal Year and (ii) such other information and projections as Agent may reasonably request;

            (k) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility;

            (l) Subsidiaries of Borrower: promptly upon any Person becoming a Material Subsidiary of Borrower, such written notice as to the requirements such Material Subsidiary must fulfill under Section 6.8; and

            (m) Other Information: with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2   CORPORATE EXISTENCE, ETC.

      Except as permitted under Section 7.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3   PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

      (a) Borrower will, and will cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (i) all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have become or could reasonably be expected to become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto and (c) all Indebtedness and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

      (b) Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

6.4   MAINTENANCE OF PROPERTIES; INSURANCE.

      Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties then used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Any proceeds of any such insurance received in relation to any damage to, or loss of, any properties or assets shall be paid to Borrower to permit its repair or replacement of such damaged or lost properties or assets.

6.5   BOOKS AND RECORDS; INSPECTION; LENDER MEETING.

            (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

            (b) Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by the Agent or any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower will, upon the request of Agent or Required Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Borrower's corporate offices (or such other location as may be agreed to by Borrower and Agent) at such time as may be agreed to by Borrower and Agent.

6.6   COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS.

      Borrower shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority and Contractual Obligations, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7   ENVIRONMENTAL COMPLIANCE AND DISCLOSURE.

      (a) Borrower shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause the Facilities to comply with all Environmental Laws.

      (b) Borrower shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials or Environmental Liability required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws and (ii) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials or any other Environmental Liability.

6.8   MATERIAL SUBSIDIARIES.

      Borrower shall cause any Subsidiary that becomes a Material Subsidiary of Borrower after the Closing Date, within sixty days of such Person becoming such a Material Subsidiary, to become a Guarantor and duly execute and deliver to Agent counterparts of the Domestic Subsidiary Guaranty together with such certificates and documents as Borrower would have been required to deliver in relation to such Person, as a Guarantor, pursuant to Section 6.9, if such Person had been a Guarantor on the Closing Date; provided that (a) in the event that such Material Subsidiary is a Guarantor Foreign Subsidiary, Borrower shall cause such Foreign Subsidiary to enter into a guaranty in form and substance satisfactory to the Agent and pledge 100% of the stock of such Foreign Subsidiary to Agent for the benefit of Lenders as security for the Obligations, upon such terms and conditions as Agent may deem appropriate, and (b) in the event that such Material Subsidiary is a Foreign Subsidiary other than a Guarantor Foreign Subsidiary, in lieu of a guaranty, Borrower shall pledge 65% (or 100%, if no material adverse Tax consequences will be caused as a result thereof) of the stock of such Material Subsidiary to Agent for the benefit of Lenders as security for the Obligations, upon such terms and conditions as Agent may deem appropriate.

6.9   ADDITIONAL GUARANTOR DOCUMENTS.

      Borrower shall cause each Guarantor to deliver or cause to be delivered to Agent, for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel, the following, documentation:

            (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the jurisdiction of its incorporation and each other jurisdiction in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the date of the Guaranty;

            (ii) Copies of its Bylaws, certified as of the date of the Guaranty by its corporate secretary or an assistant secretary;

            (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Guaranty and the other Loan Documents to which it is a party, certified as of the date of the Guaranty by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            (iv) Signature and incumbency certificates of its officers executing the Guaranty and the other Loan Documents to which it is a party;

            (v) Executed originals of the Guaranty and any other Loan Documents, in each case, to which it is a party;

            (vi) Originally executed copies of one or more favorable written opinions of counsel for the Guarantor, in each case dated the date the Guarantor executes the Guaranty and setting forth the matters customarily given with respect to the execution of documents such as the Guaranty in form and substance reasonably satisfactory to Agent with evidence that Guarantor has requested such counsel to deliver such opinions to Lenders; and

            (vii) Such other documents as Agent may reasonably request.

6.10  ADDITIONAL FOREIGN SUBSIDIARY PLEDGE DOCUMENTS.

      The Borrower shall deliver or cause to be delivered to Agent, for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel, the following:

            (i) All documents required, in the reasonable judgment of Agent, to perfect the Borrower's pledge of 65% (or 100%, if no material adverse Tax consequences will be caused as a result thereof) of the outstanding shares of any Foreign Subsidiary which becomes a Material Subsidiary after the Closing Date as Collateral; and

            (ii) originally executed copies of one or more favorable written opinions in form and substance reasonably satisfactory to Agent and its counsel, setting forth the opinion that, under the local Laws of such Foreign Subsidiary, the pledge of the shares of, such Foreign Subsidiary as Collateral is perfected and enforceable, and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

6.11  USE OF PROCEEDS.

      Borrower shall use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

SECTION 7.  BORROWER'S NEGATIVE COVENANTS

      Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit and Bankers' Acceptances, unless Required Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1   INDEBTEDNESS.

      Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or Guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Borrower and its Subsidiaries may become and remain liable with respect to the Obligations;

            (ii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) Borrower and its Subsidiaries may become and remain liable with respect to purchase-money Indebtedness incurred to finance Capital Expenditures (including, without limitation, Capital Leases); provided that the outstanding principal amount of such Indebtedness (including, in the case of any Capital Lease, the portion of the liability thereunder allocable to principal) does not exceed $25,000,000 in the aggregate at any time;

            (iv) Borrower may become and remain liable with respect to Indebtedness to any of its Wholly-Owned Subsidiaries and any Subsidiary of Borrower may become and remain liable with respect to Indebtedness to Borrower or any Subsidiary of Borrower;

            (v) Borrower and its Subsidiaries may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

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            (vi)  Borrower and its Subsidiaries may become and remain liable with respect to other Indebtedness in an outstanding principal amount that at no time exceeds $40,000,000 in the aggregate; provide that such other Indebtedness of Borrower and its Domestic Subsidiaries shall at no time exceed $10,000,000 in the aggregate;

            (vii) Borrower may remain liable with respect to the existing Real Estate Loan; provided that any Lien securing such Indebtedness is limited to the property securing the Real Estate Loan on the Closing Date;

            (viii) Borrower and its Subsidiaries may remain liable with respect to the Indebtedness of a Person assumed by Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition; provided that the principal amount of such Indebtedness outstanding at any time does not exceed $10,000,000 in the aggregate; and

            (ix) Borrower may become and remain liable with respect to Subordinated Indebtedness in a principal amount not to exceed $50,000,000.

      Notwithstanding the foregoing, clauses (i) through (ix) above shall not apply to Oakley Denmark and Oakley Holding.

7.2   LIENS AND RELATED MATTERS.

      (a) Prohibition on Liens. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

            (i)   Permitted Encumbrances;

            (ii) Liens created and existing under the Collateral Documents in favor of Agent for the benefit of Lenders with respect to (a) the Obligations and (b) any liabilities of Borrower under any Swap Contract between Borrower and any Lender that is expressly permitted under Section 7.4(ii);

            (iii) Liens described in Schedule 7.2 annexed hereto;

            (iv) Liens arising pursuant (a) to purchase money mortgages or security interests securing Indebtedness permitted under Section 7.1(iii) representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by Borrower or any of its Subsidiaries (including, without limitation, Liens arising under Capital Leases) or (b) mortgages or security agreements securing financing incurred to refurbish, renovate or otherwise improve existing assets, provided, in any event, that (1) any such Liens attach only to the assets so purchased, refurbished, renovated or improved, and (2) the principal amount of Indebtedness secured by any such Lien is neither greater than 100% nor less than 80% of the purchase price of the assets being purchased or the fair market value at the time such Indebtedness is incurred of the assets being refurbished, renovated or improved (determined in Borrower's reasonable judgment so as to give effect to such refurbishment, renovation or improvement), as applicable;

            (v) Liens existing on specific tangible assets at the time acquired (including by acquisition, merger or consolidation) by Borrower or any of its Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary of Borrower, provided that (a) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by Borrower or any of its

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      Subsidiaries, (b) any such Lien attached only to specific tangible assets of such Person and not assets of such Person generally, and (c) in Borrower's reasonable judgment the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or the time at which such Person first becomes a Subsidiary, as the case may be;

            (vi) Liens securing Indebtedness owed to Borrower or a Wholly-Owned Subsidiary of Borrower or a Guarantor provided such Lien is junior to any Lien existing under the Collateral Documents and provided further that the holder of such secured Indebtedness may not transfer any such secured Indebtedness to any Person other than Borrower or a Wholly-Owned Subsidiary of Borrower or a Guarantor unless, upon giving effect to such transfer, such Liens would be permitted under the provisions of this
      Section 7.2 (other than this clause (vi));

            (vii) Other Liens securing Indebtedness in an outstanding principal amount, which would not in the aggregate exceed $1,000,000 at any time;

            (viii) Liens arising pursuant to the Real Estate Loan or refinancings thereof permitted under Section 7.1(vii); provided, that any such Liens attach only to the real property, improvements, fixtures attached to such improvements, and other property securing the Real Estate Loan as of the Closing Date; and

            (ix)  Liens securing Indebtedness permitted under Section 7.1(viii).

      Notwithstanding the foregoing, clauses (i) through (ix) above shall not apply to Oakley Denmark and Oakley Holding.

      (b) No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets to or for the benefit of the Lenders, whether now owned or hereafter acquired, except for Permitted Transfer Restrictions and as set forth in the Loan Documents.

      (c) No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries. Except as provided herein, Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrower or any other Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower, except for such restrictions or encumbrances existing by reason of Permitted Transfer Restrictions and as are otherwise set forth in the Loan Documents.

7.3   INVESTMENTS; JOINT VENTURES.

      Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

            (i) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under Section 7.1(iv);

            (iii) Borrower and its Subsidiaries may acquire and maintain Investments in promissory notes received in consideration of assets or property sold in a transaction permitted under Section 7.6

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      provided the aggregate outstanding principal amount of all such notes does not exceed $5,000,000 at any time and provided further that the aggregate principal amount of such notes acquired by Borrower and its Subsidiaries does not, in relation to any such sale (whether effected through a single transaction or a series of related transactions) exceed 50% of the fair market value of all consideration received by Borrower and its Subsidiaries in relation to such sale;

            (iv) Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

            (v) Borrower may make loans and advances to employees and Principal Shareholder for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices provided that the aggregate outstanding amount of such loans and advances shall not at any time exceed $750,000;

            (vi)   Borrower and its Subsidiaries may make Permitted
      Acquisitions;

            (vii) Borrower and its Subsidiaries may make Investments in the Borrower, other wholly owned Subsidiaries and Barter (provided that the Borrower owns at least 95% of all equity interests in Barter);

            (viii) Borrower and its Subsidiaries may make and own Investments, in addition to the Investments described in clauses (i) through (vii) and
      (ix) through (x) of this Section 7.3, in an amount that does not exceed a total aggregate amount of $10,000,000 during the term of this Agreement (after giving effect to all payments received in respect of such Investments, whether principal, interest, dividends or otherwise);

            (ix) Borrower may make Investments, in addition to Investments described in clauses (i) through (viii) of this Section 7.3; provided that the only consideration given by Borrower to make such Investments consists of (a) Borrower Common Stock and (b) the assumption of liabilities in an outstanding amount (after giving effect to all payments received in respect of such Investments, whether principal, interest, dividends, distributions or otherwise) that does not, in the aggregate for all such Investments, exceed $5,000,000 at any time; provided further that the assumption of such liabilities is permitted under Section 7.1; and

            (x) Borrower may make Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers.

      Notwithstanding the foregoing, clauses (i) through (x) above shall not apply to Oakley Denmark and Oakley Holding.

7.4   CONTINGENT OBLIGATIONS.

      Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

            (ii) Borrower may become and remain liable with respect to Contingent Obligations under Swap Contracts entered into in the ordinary course of business for hedging purposes;

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

            (iii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

            (iv) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries in an amount that does not exceed $1,000,000 in the aggregate at any time;

            (v) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of the Obligations;

            (vi)  [Intentionally omitted]; and

            (vii) Borrower may become and remain liable with respect to unsecured guaranties up to an aggregate principal amount of $40,000,000 outstanding at any time in support of obligations of its Subsidiaries.

      Notwithstanding the foregoing, clauses (i) through (vii) above shall not apply to Oakley Denmark and Oakley Holding.

7.5   FINANCIAL COVENANTS.

      (a) Maximum Leverage Ratio. Borrower shall not permit the Leverage Ratio to exceed 1.00 to 1.00 at any time.

      (b) Minimum Fixed Charge Coverage Ratio. Borrower shall not permit, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITDA, less cash expenditures in connection with Capital Expenditures (excluding Capital Expenditures comprising Permitted Acquisitions), less cash payments made in respect of taxes based on income, less actual cash payments for stock repurchases, less actual cash payments for dividends, to (ii) Consolidated Fixed Charges, for each four-quarter-fiscal period ending on such date, to be less than 2.00 to 1.00.

      (c) Minimum Consolidated Adjusted Net Income. Borrower shall not permit, as of the end of any fiscal quarter, Consolidated Adjusted Net Income for the four quarter fiscal period ending on such date to be less than $30,000,000.

7.6   RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

      Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate or legal structure of Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (i) Any Subsidiary of Borrower (other than Oakley Europe) may be merged with or into Borrower or any Wholly-Owned Subsidiary of Borrower or Barter (provided that the Borrower owns at least 95% of all equity interests in Barter), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Wholly-Owned Subsidiary of Borrower or Barter (provided that the Borrower owns at least 95% of all equity interests in Barter); provided that, in the case of such a merger, Borrower, such Wholly-Owned Subsidiary or Barter shall be the continuing or surviving corporation;

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

            (ii) Borrower and its Subsidiaries may make Investments permitted under Section 7.3;

            (iii) Borrower and its Wholly-Owned Subsidiaries may receive contributions of assets and property from their respective shareholders;

            (iv)  Borrower and its Subsidiaries may make Capital Expenditures;

            (v) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales, including, without limitation, sales of inventory and obsolete equipment in the ordinary course of business; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

            (vi) Borrower and its Subsidiaries may sell, transfer or otherwise dispose of assets in Asset Sales provided the fair market value of assets so sold, transferred or otherwise disposed of by Borrower and its Subsidiaries (exclusive of assets lost or damaged as the result of any accidental event and any assets sold in a sale and lease-back transaction permitted under Section 7.7), determined without duplication, is not in excess of $5,000,000 in any year; provided that (y) the consideration received for such assets (excluding any lost or damaged assets) shall be in an amount at least equal to the fair market value thereof; and (z) 75% of the consideration received shall be cash; and

            (vii) Borrower and its Subsidiaries may make Permitted Acquisitions.

      Notwithstanding the foregoing, clauses (i) through (vii) above shall not apply to Oakley Denmark and Oakley Holding.

7.7   SALES AND LEASE-BACKS.

      Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Subsidiaries) or (ii) which Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease.

7.8   SALE OR DISCOUNT OF RECEIVABLES.

      Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except for past due accounts sold to collection agencies.

7.9   TRANSACTIONS WITH PRINCIPAL SHAREHOLDER AND AFFILIATES.

      Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower, or of any such holder, on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that would be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Borrower and any of its Wholly-Owned Subsidiaries or Barter (provided that the Borrower owns at least 95% of all equity interests in Barter) or between any of its Wholly-Owned Subsidiaries and/or Barter (provided that the Borrower owns at least 95% of all equity interests in Barter), (ii) any transaction between Borrower and any of Borrower's Subsidiaries,

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

(iii) salaries, bonuses and other executive compensation to Borrower's management stockholders, (iv) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of Borrower, (v) loans or advances to employees and Principal Shareholder made in accordance with past practice and permitted under
Section 7.3, (vi) the payment of reasonable fees to directors of Borrower and its Subsidiaries; (vii) transactions pursuant to employment agreements between Borrower or any of its Subsidiaries and any Executive Officer; (viii) any transaction listed on Schedule 7.9; or (ix) other immaterial transactions involving payments or transfers of property or assets by Borrower or any of its Subsidiaries to any such Affiliate provided the fair market value of property or assets transferred to any such Affiliate pursuant to this clause (x) shall not exceed $100,000 in any Fiscal Year and that the aggregate fair market value of property and assets transferred pursuant to this clause (x) to all such Affiliates does not exceed $250,000 in any Fiscal Year.

7.10  CONDUCT OF BUSINESS.

      From and after the Closing Date, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Required Lenders.

7.11  FISCAL YEAR.

      Borrower shall not and shall not permit its Subsidiaries to change their respective Fiscal Year-ends from December 31.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES

      8.1   EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

            (a) NON-PAYMENT. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C-BA Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C-BA Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

            (b) SPECIFIC COVENANTS. Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.1, 6.2, 6.5, 6.8, and 6.11 or Section 7; or

            (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any default or Event of Default occurs under any other Loan Document; or

            (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

            (e)   CROSS-DEFAULT.

                  (i) Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other

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

            agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, however, in the case of
            (B), if such default is by a Foreign Subsidiary, the Event of Default shall be deemed to occur if such default is not cured within 60 days of its occurrence; or

            (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

            (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) JUDGMENTS. There is entered against Borrower or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 30 consecutive days during which such judgment or judgments remain unpaid or a stay of enforcement of such judgment or judgments, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) BREACH OR INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or breaches its obligations under any Loan Document; or

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            (k)   CHANGE OF CONTROL. There occurs any Change of Control; or

            (l) FAILURE OF SECURITY. Any Collateral Document, for any reason other than the satisfaction in full of all Obligations shall cease to be in full force and effect or the protection or security afforded Agent and Lenders in any substantial portion of the Collateral purported to be encumbered thereby is in any material respect impaired for any reason (other than the release thereof in accordance with Section 9.12 or the gross negligence of Agent); Borrower shall default in any material respect in the performance or observation of any term, covenant, condition or agreement on its part to be performed or observed under the Collateral Documents; or for any reason (other than the release of Collateral in accordance with Section 9.12 or the gross negligence of Agent) Agent shall fail to have a valid, perfected and enforceable first-priority Lien on any Collateral; or Borrower shall contest in any manner that any Collateral Document to which it is a party constitutes its valid and enforceable agreement; or Borrower shall assert in any manner that it has no further obligation or liability under any such Collateral Document which has not, theretofore, been terminated in accordance with Section 9.12;

      8.2 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C-BA Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

            (c) require that Borrower Cash Collateralize the L/C-BA Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C-BA Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C-BA Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.

      8.3   APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.2 (or after the Loans have automatically become immediately due and payable and the L/C-BA Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall be applied by Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Section 3) payable to Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Section 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

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      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C-BA Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C-BA Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and to the payment of the maximum amount of all Bankers' Acceptances then outstanding, such payment to be for the account of the applicable L/C Issuer (or to the extent Lenders have theretofore funded their participations in any such Bankers' Acceptance, ratably among such Lenders in accordance with their Pro Rata Shares);

      Fifth, to Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C-BA Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

      Subject to Section 2.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

SECTION 9.  AGENT

      9.1   APPOINTMENT AND AUTHORIZATION OF AGENT.

            (a) Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit and Bankers' Acceptances issued by it and the Issuer Documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to Agent in this Section 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit and Bankers' Acceptances issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit and Bankers' Acceptances as fully as if the term "Agent" as used in this Section 9 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

      9.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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      9.3   LIABILITY OF AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final non-appealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      9.4   RELIANCE BY AGENT.

            (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      9.5 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Agent will notify the Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with
Section 8; provided, however, that unless and until Agent has received any such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

      9.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory

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Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      9.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of Agent.

      9.8 AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      9.9 SUCCESSOR AGENT. Agent may resign as Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent, L/C Issuer and Swing Line Lender and the respective terms "Agent", "Agent", "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Agent's appointment, powers and duties as Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the

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successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      9.10 AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C-BA Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C-BA Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent under Sections 2.3(i) and (j), 2.9 and 10.4) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.9 and 10.4. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.11 GUARANTY MATTERS. Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.11.

      9.12  COLLATERAL MATTERS.

            (a) Each Lender hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in
      Section 10.1, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

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            (b)   Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion,

                        (i) to release any Lien on any property granted to or held by Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations and other obligations not then payable which expressly survive termination) and the expiration or termination of all Letters of Credit and Bankers' Acceptances, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders, or
      (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

                        (ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.12.

            (c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and
      (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

            (d) Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this
      Section 9.12 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders.

            (e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

SECTION 10. MISCELLANEOUS

      10.1 AMENDMENTS, ETC.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be,

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and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.1(a) without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 4.1(a) (iii) or (iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Closing Date;

            (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

            (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C-BA Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest or L/C-BA Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C-BA Borrowing or to reduce any fee payable hereunder;

            (e) change Section 2.13 or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

            (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

            (g) release any Guarantor from any Guaranty or release the Liens on all or substantially all of the Collateral except in accordance with the terms of any Loan Document without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any L/C Application relating to any Letter of Credit or Bankers' Acceptance issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.2  NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

            (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, certified or registered mail, faxed or delivered to the applicable address,

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      facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to Borrower, Agent, the L/C Issuer or Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Borrower, Agent, the L/C Issuer and Swing Line Lender.

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

            (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Agent that it is incapable of receiving notices under Section by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

            (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Agent and the Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

            (d) RELIANCE BY AGENT AND LENDERS. Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

      10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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      10.4  ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Lender. All amounts due under this Section 10.4 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

      10.5 INDEMNIFICATION BY BORROWER. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan, Letter of Credit or Bankers' Acceptance or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit or Bankers' Acceptance if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Bankers' Acceptance), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 10.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.6 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of Borrower is made to Agent or any Lender, or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b)

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each Lender severally agrees to pay to Agent upon demand its applicable share of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      10.7  SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans
     (including for purposes of this subsection (b), participations in L/C-BA Obligations and in Swing Line Loans) at the time owing to it) provided that
     (i) each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower consents (each such consent not to be unreasonably withheld or delayed) and (ii) the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000; provided further that (i) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund the consent of the Borrower shall not be required; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by Agent, the L/C Issuer and Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning
     Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5, 10.4 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Notwithstanding the foregoing, any Lender may, without the consent of either the Agent or the Borrower, assign as a security interest all or a part of its rights this Agreement to any Federal Reserve Bank.

            (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and

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      L/C-BA Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Agent a copy of the Register.

            (d) Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C-BA Obligations and/or Swing Line Loans) owing to it); provided that
      (i) such Lender's obligations under this Agreement shall remain unchanged,
      (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described Section 10.1(b)(c)(d) or (g) that directly affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1,
      3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(e) as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) "ELIGIBLE ASSIGNEE" as used herein, means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) Agent, the L/C Issuer and Swing Line Lender, and
      (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

            (h) If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.7(b)), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered to Borrower by the assigning Lender (through Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

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            (i)   Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit or Bankers' Acceptances outstanding and all Bankers' Acceptances issuable under any Acceptance Credits outstanding, as of the effective date of its resignation as L/C Issuer and all L/C-BA Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to
      Section 2.3(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c).

      10.8 CONFIDENTIALITY. Each of Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower. For purposes of this Section, "INFORMATION" means all information received from Borrower or any of its Subsidiaries relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from a Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      10.9 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other Loan Party, any such notice being waived by Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

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      10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.11 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.1, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.7), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) the Borrower shall have paid to the Agent the assignment fee specified in Section 10.7(b);

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to
      Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d)   such assignment does not conflict with applicable Laws.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      10.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.13 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or

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knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit or Bankers'
Acceptance shall remain outstanding.

      10.15 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.16 GOVERNING LAW; SUBMISSION TO JURISDICTION.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER, AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      10.17 WAIVER OF RIGHT TO TRIAL BY JURY.

      EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      10.18 USA PATRIOT ACT NOTICE.

      Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Act.

      10.19 TIME OF THE ESSENCE. Time is of the essence for the Loan Documents.

                        [signatures appear on next page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          OAKLEY, INC.

                                          Name: /S/ TOM GEORGE
                                                --------------------------------
                                          Title: CHIEF FINANCIAL OFFICER

                                          BANK OF AMERICA, N.A., as Agent

                                          By: /S/ BRENDA H. LITTLE
                                              ----------------------------------
                                          Name: BRENDA H. LITTLE
                                          Title: ASSISTANT VICE PRESIDENT

                                          BANK OF AMERICA, N.A., as a Lender,
                                          L/C Issuer and Swing Line Lender

                                          By: /S/ ROBERT W. TROUTMAN
                                              ----------------------------------
                                          Name: ROBERT W. TROUTMAN
                                          Title: SENIOR VICE PRESIDENT

                                          UNION BANK OF CALIFORNIA, N.A., as a
                                          Lender

                                          By: /S/ MARGARET FURBANK
                                              ----------------------------------
                                          Name: MARGARET FURBANK
                                          Title: VICE PRESIDENT

                                          JPMORGAN CHASE BANK, as a Lender

                                          By: /S/ PAUL O'NEILL
                                              ----------------------------------
                                          Name: PAUL O'NEILL
                                          Title: VICE PRESIDENT

                                                                    SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES

         LENDER                        COMMITMENT             PRO RATA SHARE
----------------------------------------------------------------------------
Bank of America, N.A.                 $ 30,000,000             40.000000000%

Union Bank of California, N.A.        $ 22,500,000             30.000000000%

JPMorgan Chase Bank                   $ 22,500,000             30.000000000%
                                      ------------            -------------
Total                                 $ 75,000,000            100.000000000%

                                                                    SCHEDULE 5.1

                     SUBSIDIARIES, CAPITAL STOCK, OWNERSHIP

         ENTITY                            JURISDICTION                     OWNERSHIP                 PERCENTAGE
----------------------------------------------------------------------------------------------------------------
Oakley Canada                                 Canada                       Oakley, Inc.                  100%

Oakley Limited Partnership                    Canada                       Oakley, Inc.                   99%

Oakley Limited Partnership                    Canada                         Bazooka                      1%

Oakley Holding SAS                            France                       Oakley, Inc.                  100%
                                                                         (through Oakley
                                                                          Denmark ApS)

Oakley Europe SNC                             France                       Oakley, Inc.                  100%
                                                                         (through Oakley
                                                                          Holding SAS)

Oakley Denmark ApS                            Denmark                      Oakley, Inc.                  100%

Oakley GMBH                                   Germany                      Oakley, Inc.                  100%

Oakley Japan KK                                Japan                       Oakley, Inc.                  100%

Oakley Mexico Inc. SA de CV                   Mexico                       Oakley, Inc.                  100%

Oakley Guatemala SA                          Guatemala                     Oakley, Inc.                  100%
                                                                         (through Oakley
                                                                             Mexico)

Oakley Costa Rica SA                        Costa Rica                     Oakley, Inc.                  100%
                                                                         (through Oakley
                                                                             Mexico)

Oakley Africa Eyewear Pty Ltd.             South Africa                    Oakley, Inc.                  100%

Oakley South Pacific                         Australia                     Oakley, Inc.                  100%

Oakley U.K. Limited                       United Kingdom                   Oakley, Inc.                  100%

Oakley Brazil Ltda.                           Brazil                       Oakley Canada                  99%

Oakley Brazil Ltda.                           Brazil                       Oakley, Inc.                   1%

Oakley Italy Srl                               Italy                       Oakley, Inc.                  100%

Oakley Direct, Inc.                        United States                   Oakley, Inc.                  100%

Oakley Sales Corp.                         United States                   Oakley, Inc.                  100%

Bazooka, Inc.                              United States                   Oakley, Inc.                  100%

Barter Optical, Inc.                       United States                   Oakley, Inc.                   95%

Iacon, Inc.                                United States                   Oakley, Inc.                  100%

Oakley EDC, Inc.                           United States                   Oakley, Inc.                  100%

Oakley O Store, Inc.                       United States                   Oakley, Inc.                  100%

Dragon Optical Australia Pty Ltd.          United States                   Oakley, Inc.                   95%
                                                                         (through Barter
                                                                         Optical, Inc.)

Oakley Ireland Optical Limited                Ireland                      Oakley, Inc.                  100%

Oakley Finance, Inc.                       United States                   Oakley, Inc.                  100%

                                                                    SCHEDULE 7.1

                              EXISTING INDEBTEDNESS

The Company has a real estate term loan with an outstanding balance of $12.5 million at June 30, 2004, which matures in September 2007. The term loan, which is collateralized by the Company's corporate headquarters, requires quarterly principal payments of approximately $380,000 ($1,519,000 annually), plus interest based upon LIBOR plus 1.00% (2.31% at June 30, 2004).

                                                                    SCHEDULE 7.2

                                 EXISTING LIENS

    DEBTOR            FILE #      DATE              SECURED PARTY                FILING JURISDICTION       COLLATERAL
------------------------------------------------------------------------------------------------------------------------
Oakley, Inc.        0325469265  9/11/03   Bank of America                         WA - Sec of State       Undefined

Oakley, Inc.        0325571210  9/11/03   Bank of America                         WA - Sec of State       Negotiable
                                                                                                          instruments

Oakley, Inc.        0226010368  9/16/02   De lage Landen Fin'l Svcs; EMC Corp     WA - Sec of State       Equipment

Oakley, Inc.        9724860165  9/2/97    Bank of America                         CA - Sec of State       Financing stmt

Oakley, Inc.        9932860652  11/15/99  Pitney Bowes Credit Corp.               CA - Sec of State       Equipment

Oakley, Inc.        0329660763  10/17/03  US Bancorp                              CA - Sec of State       Financing stmt

Oakley, Inc.        0131160813  11/06/01  De lage Landen Fin'l Svcs.              CA - Sec of State       Equipment

Oakley, Inc.        0100001567  1/5/01    New Holland Credit Co.                  NC - Sec of State       Equipment

Oakley Sales Corp.  0324660676  8/29/03   FDLS                                    CA - Sec of State       Financing stmt
(NC and HI)

                                                                    SCHEDULE 7.3

                              EXISTING INVESTMENTS

NONE.

                                                                    SCHEDULE 7.9

                             AFFILIATE TRANSACTIONS

      AIRCRAFT LEASE. Through December 2003, the Company leased an aircraft from a company controlled by Mr. Jannard ("lessor") pursuant to a lease under which the Company was obligated to make aggregate annual lease payments of $90,000, as well as bear all costs and expenses of operating and maintaining the aircraft. In October 2003, the lessor returned the plane to the manufacturer due to operational issues and received a loaned plane in November 2003 to be used until a new plane was received. The Company subsequently terminated the lease agreement in December 2003 and entered into a new aircraft lease agreement which provides that the Company is responsible only for all costs and expenses of operating and maintaining the loaned plane, and is not responsible for making any lease payments for its use of the aircraft. At such time that the lessor receives a new plane from the manufacturer, which is expected to occur in the fourth quarter of 2005, the Company has agreed to resume paying the lessor the aggregate annual lease payment of $90,000. During 2003, the Company made aggregate payments of $90,000 to the lessor under the aircraft lease agreement and incurred approximately $1.7 million in costs and expenses associated with the aircraft. The aircraft subject to the lease is principally used by Mr. Jannard. In March 2004, the Company and the lessor entered into an Agreement and Mutual Release which provides that the Company shall be responsible for the payment of all ownership, personal property, use or similar tax and fees (the "Property Taxes") arising out of or in connection with the Company's lease of the aircraft, up to an aggregate of $125,000 per year. All remaining Property Taxes will be borne by the lessor.

      PRIOR INDEBTEDNESS OF MANAGEMENT. Between the beginning of 1998 and August 2002, Mr. Jannard borrowed money from the Company for use by Mr. Jannard in connection with various matters unrelated to the business of Oakley. All of such indebtedness was repaid by Mr. Jannard within one month of the date incurred without interest. The largest amount of such indebtedness outstanding at any time prior to August of 2002 was $174,140. In August 2002, as a result of the restrictions on loans to directors and executive officers imposed by the Sarbanes-Oxley Act of 2002, Mr. Jannard provided the Company funds to draw upon for use by Mr. Jannard for various personal matters unrelated to the business of Oakley. As a result, subsequent to August 2002, Mr. Jannard has not had any amounts of indebtedness outstanding to the Company. As of December 31, 2003, the Company's net liability to Mr. Jannard was approximately $100,707.

      EMPLOYMENT OF JAMIN JANNARD. Jamin Jannard, Mr. Jannard's adult son, is employed by the Company in the marketing department.

      TRADEMARK LICENSE AGREEMENT. In March 2000, the Company entered into a trademark license agreement with a Delaware limited liability company wholly-owned by Jim Jannard (the "LLC"). Pursuant to this agreement, the LLC has assigned to the Company its right to purchase a truck and trailer to travel the National Hot Rod Association ("NHRA") circuit and to sell certain products at NHRA sanctioned events and has agreed to place Oakley's logo in prominent places on the automobile and crew members' uniforms. The agreement shall continue for so long as the LLC's sponsorship of race car driver Scotty Cannon continues, unless sooner terminated by either party upon 30 days written notice to the other party. Under the agreement, the Company has agreed to pay to the LLC an annual fee of $100,000 for the placement of the logos as described above and to pay the LLC a royalty rate, ranging between 10% and 25%, on net revenues (after sales tax and returns) from sales by the Company of certain merchandise. In 2003, the Company paid royalties of approximately $42,000 to the LLC. Additionally, Oakley will pay the NHRA a royalty of 20% on net revenues of all merchandise sold. The Company will perform accounting services for the LLC as agreed upon by the Company and the LLC and will be compensated in cash for such services by the LLC at a fair market rate to be determined in good faith by the Company's Board of Directors. The Company did not provide any accounting services for the LLC in 2003. In June 2002, the Company amended the agreement to provide certain additional rights in connection with LLC's sponsorship of Don Schumacher Racing. Pursuant to the amended agreement, the LLC will work with Schumacher in the entry of a funny car driven by Scotty Cannon and will provide the Schumacher race team with Oakley products, including sunglasses, apparel and accessories. Beginning in 2003, the LLC's sponsorship of Don Schumacher Racing also included the entry of a funny car driven by Gary Scelzi.

                                                                   SCHEDULE 10.2

                  AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES

OAKLEY, INC.:

One Icon
Foothill Ranch, California
92610
Attention: Thomas A. George
Telephone: (949) 829-6455
Facsimile: (949) 454-0394
Electronic Mail: TomG@oakley.com
Website Address: www.oakley.com

AGENT:

Agent's Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
Credit Services West
Mail Code: CA4-706-05-09
1850 Gateway Blvd
Concord CA 94520-3282
Attention: Leroy Granby
Telephone: 925-675-8368
Facsimile: 888-969-2419
Electronic Mail: leroy.s.granby@bankofamerica.com
Account No.: 3750836479
Account Name: Corporate FTA
Ref: Oakley, Inc.
ABA# 111000012

Other Notices as Agent:

Bank of America, N.A.
Commercial Agency Management
Mail Code: WA1-501-37-20
800 Fifth Avenue Floor 37
Seattle WA 98104-3185
Attention: Brenda Little
Telephone: 206-358-0048
Facsimile: 206-358-0971
Electronic Mail: brenda.h.little@bankofamerica.com

L/C ISSUER:
Standby Letters of Credit:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:  Sandra Leon
            Vice President
            Telephone: 213.345.5231
            Facsimile: 213.345.0265
            Electronic Mail:
            Sandra.Leon@bankofamerica.com

Commercial Letters of Credit or Bankers' Acceptances

Bank of America, N.A.
Trade Operations-Los Angeles
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-15
Los Angeles, CA 90017-1466
Attention:  Frantz Bellevue
            Vice President
            Telephone: 213.345.6616
            Facsimile: 213.345.9665
            Electronic Mail:
            Frantz.Bellevue@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
Credit Services West
Mail Code: CA4-706-05-09
1850 Gateway Blvd
Concord CA 94520-3282
Attention: Leroy Granby
Telephone: 925-675-8368
Facsimile: 888-969-2419
Electronic Mail: leroy.s.granby@bankofamerica.com
Account No.: 3750836479
Account Name: Corporate FTA
Ref: Oakley, Inc.
ABA# 111000012

                                       1